Exhibit 32.2
Certification of Principal Financial Officer
Pursuant to 18 U.S.C. 1350 (Section 906 of the Sarbanes-Oxley Act of 2002)
I, Michael A. Ernst, Chief Financial Officer, of Prentiss Properties Trust (the “Registrant”), do hereby certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge, based upon a review of the Quarterly Report on Form 10-Q for the period ended September 30, 2005 of the Registrant, as filed with the Securities and Exchange Commission on the date hereof (the “Report”):
     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (15 U.S.C. Section 78m(a) or Section78o(d)); and
     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Michael A. Ernst

Michael A. Ernst
Chief Financial Officer
November 7, 2005
STATE OF TEXAS§
COUNTY OF DALLAS§
Subscribed and sworn to before me this 7th day of November, 2005.

/s/ Lana Mann

Lana Mann
November 7, 2005
Notary Public
My Commission Expires: 5/26/2009
Official Seal
A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Issuer and will be retained by the Issuer and furnished to the Securities and Exchange Commission or its staff upon request.